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                                  EXHIBIT 10.1

                                     For Bank Use Only , Reviewed by
                                     Due JANUARY 18,2008
                                     Customer #  1105510939         Loan #

                       INSTALLMENT OR SINGLE PAYMENT NOTE

$ 1,000,000.00  JANUARY 18, 2007
FOR VALUE RECEIVED, the undersigned borrower (the "Borrower"), promises to pay to the order of U. S. BANK N. A. (the "Bank"), the principal sum of ONE MILLION AND NO/100_ Dollars ($ 1,000,000.00) (the "Loan Amount").

1. TERMS FOR ADVANCE(S). [CHOOSE ONE:]

     ___  SINGLE ADVANCE.

     X MULTIPLE ADVANCES. Prior to JANUARY 18,2008 or the earlier termination hereof, the Borrower may obtain advances from the Bank under this Installment or Single Payment Note (the "NOTE") in an aggregate amount not exceeding the Loan Amount. Although this Note is expressed as payable in the full Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein.

2. INTEREST.
The unpaid principal balance will bear interest at an annual rate described in the Interest Rate Rider attached to this Note.

3. PAYMENT SCHEDULE.
Interest is payable beginning FEBRUARY 18, 2007, and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

Principal is payable on JANUARY 18, 2008.

4. CLOSING FEE. If checked here, the Borrower will pay the Bank a one-time closing fee of $ n/a contemporaneously with execution of this Note. This fee is in addition to all other fees, expenses and other amounts due hereunder.

5. LATE PAYMENT FEE. Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5.00% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

6. CALCULATION OF INTEREST. Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

7. DEFAULT INTEREST RATE. Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

8. MAXIMUM RATE. In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

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9. ADDITIONAL TERMS.

10. FINANCIAL INFORMATION. The Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may reasonably request; and
(iii) without request, provide the Bank with annual financial statements prepared by an accounting firm acceptable to the Bank within 120 days of the end of each fiscal year.

11. CREDIT BALANCES; SETOFF. As additional security for the payment of the obligations described in this Note or any document securing or related to the loan evidenced by this Note (collectively the "LOAN DOCUMENTS",) and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the "OBLIGATIONS"), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank and the right to refuse to allow withdrawals from any account (collectively "SETOFF"). The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the
Bank) Setoff against the Obligations WHETHER OR NOT THE OBLIGATIONS (INCLUDING FUTURE INSTALLMENTS) ARE THEN DUE OR HAVE BEEN ACCELERATED, ALL WITHOUT ANY ADVANCE OR CONTEMPORANEOUS NOTICE OR DEMAND OF ANY KIND TO THE BORROWER, SUCH NOTICE AND DEMAND BEING EXPRESSLY WAIVED.

12. ADVANCES AND PAYING PROCEDURE. The Bank is authorized and directed to credit any of the Borrower's accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal, interest or expenses due under the Note or other amount due hereunder on the due date with respect thereto. Payments due under the Note and other Loan Documents will be made in lawful money of the United States. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects. If, upon any request by the Borrower to the Bank to issue a wire transfer, there is an inconsistency between the name of the recipient of the wire and its identification number as specified by the Borrower, the Bank may, without liability, transmit the payment via wire based solely upon the identification number.

13. DEFAULTS. NOTWITHSTANDING ANY CURE PERIODS DESCRIBED BELOW, THE BORROWER SHALL IMMEDIATELY NOTIFY THE BANK IN WRITING WHEN THE BORROWER OBTAINS KNOWLEDGE OF THE OCCURRENCE OF ANY DEFAULT SPECIFIED BELOW. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following shall constitute a default:

     (a) NONPAYMENT. The Borrower shall fail to pay (i) any interest due on this Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of this Note when due.
     (b) NONPERFORMANCE. The Borrower or any guarantor of the Borrower's Obligations to the Bank ("GUARANTOR") shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this paragraph 13) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.
     (c) MISREPRESENTATION. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Note or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.
     (d) DEFAULT ON OTHER OBLIGATIONS. The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $10,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.
     (e) JUDGMENTS. Any judgment shall be obtained against the Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

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     (f)  INABILITY TO PERFORM; BANKRUPTCY/INSOLVENCY. (i) The Borrower or any
          Guarantor shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower or any Guarantor, or
          (iv) the Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature: or (vi) if the Borrower is a limited liability company, any member thereof shall withdraw or otherwise become disassociated from the Borrower.
     (g) ADVERSE CHANGE: INSECURITY; (i) There is a material adverse change in the business, properties, financial condition or affairs of the Borrower or any Guarantor, or in any collateral securing the
          Obligations: or (ii) the Bank in good faith deems itself insecure.

14. TERMINATION OF LOANS; ADDITIONAL BANK RIGHTS. Upon the occurrence of any of the events identified in paragraph 13, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve the Bank's interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower's expense; all without demand or notice of any kind, all of which are hereby waived.

15. ACCELERATION OF OBLIGATIONS. Upon the occurrence of any of the events identified in paragraph 13(a) through 13(e) and 13(g), and the passage of any applicable cure periods, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance shall thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under paragraph 13(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, shall thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. NOTHING CONTAINED IN PARAGRAPH 13 OR 14 OR THIS PARAGRAPH SHALL LIMIT THE BANK'S RIGHT TO SETOFF AS PROVIDED IN THIS NOTE.

16. COLLATERAL. This Note is secured by any and all security interests, pledges, mortgages/deeds of trust (except any mortgage/deed of trust expressly limited by its terms to a specific obligation of Borrower to Bank) or liens now or hereafter in existence granted to the Bank to secure indebtedness of the Borrower to the Bank (unless prohibited by law), including, without limitation, as described in the following documents: Security Agreement dated 12/31/01.

17. GUARANTIES. This Note is guarantied by each and every guaranty now or hereafter in existence guarantying the indebtedness of the Borrower to the Bank (except for any guaranty expressly limited by its terms to a specific separate obligation of Borrower to the Bank) including, without limitation, the following:

18. ADDITIONAL BANK RIGHTS. Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

19. WARRANTIES. The Borrower makes the following warranties: (A) This Note and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms. (B) The execution, delivery and performance of this Note and all other Loan Documents to which the Borrower is a party (i) are within the borrower's power;
(ii) have been duly authorized by all appropriate entity action; (iii) do not require the approval of any governmental agency; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. (C) If the Borrower is not an individual, the Borrower is validly existing and in good standing under the laws of its state of organization, has all requisite power and authority and possesses all licenses necessary to conduct its business and own its properties.

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20. WAIVERS; RELATIONSHIP to Other Documents. All Borrowers, endorsers, sureties and guarantors waive presentment, protest, demand, and notice of dishonor. No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The warranties, covenants and other obligations of the Borrower (and rights and remedies of the Bank) in this Note and all related documents are intended to be cumulative and to supplement each other.

21. EXPENSES AND ATTORNEYS' FEES. Upon demand, the Borrower will immediately reimburse the Bank and any participant in the Obligations ("PARTICIPANT") for all attorneys' fees and all other costs, fees and out-of-pocket disbursements incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Note or any of the other Loan Documents, including attorneys' fees and all other costs and fees (a) incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, (b) incurred in any bankruptcy proceeding and
(c) related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank's lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection before and after judgment, and the costs of preservation and/or liquidation of any collateral.

22. APPLICABLE LAW AND JURISDICTION; INTERPRETATION; JOINT Liability; Severability. This Note and all other Loan Documents shall be governed by and interpreted in accordance with the internal laws of the State of California except to the extent superseded by Federal law. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK'S BRANCH WHERE THE LOAN WAS ORIGINATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein shall affect the Bank's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Note, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Bank's receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers shall be joint and several, and the reference to "Borrower" shall be deemed to refer to all Borrowers. Invalidity of any provision of this Note shall not affect the validity of any other provision.

23. SUCCESSORS. The rights, options, powers and remedies granted in this Note and the other Loan Documents shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank, including without limitation any purchaser of any or all of the rights and obligations of the Bank under the Note and the other Loan Documents. The Borrower may not assign its rights or obligations under this Note or any other Loan Documents without the prior written consent of the Bank.

24. DISCLOSURE. The Bank may, in connection with any sale or potential sale of all or any interest in the Note and other Loan Documents, disclose any financial information the Bank may have concerning the Borrower to any purchaser or potential purchaser. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any Guarantor or any other third party, disclose information about the Borrower and this loan to any Guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors, sureties or other accommodation parties advised of its financial condition and other matters which may be relevant to their obligations to the Bank.

25. COPIES; ENTIRE AGREEMENT; MODIFICATION. The Borrower hereby acknowledges the receipt of a copy of this Note and all other Loan Documents. This Note is a "transferable record" as defined in applicable law relating to electronic transactions. Therefore, the holder of this Note may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Note that is an authoritative copy as defined in such law. The holder of this Note may store the authoritative copy of such Note in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK, WHICH OCCURS AFTER RECEIPT BY BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

26. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

27. ATTACHMENTS. ALL DOCUMENTS ATTACHED HERETO, INCLUDING ANY APPENDICES, SCHEDULES, RIDERS, AND EXHIBITS TO THIS INSTALLMENT OR SINGLE PAYMENT NOTE, ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE.

(Individual Borrower)          Hi-Shear Technology Corporation
                               Borrower Name (Organization)

                               a Delaware Corporation

Borrower Name   N/A            By /s/ George W. Trahan
                               Name and Title:  George W. Trahan, President/CEO

Borrower Name   N/A            By /s/ Gregory J. Smith
                               Name and Title:  Gregory J. Smith, VP Finance/CFO

Borrower Address:  24225 Garnier St, Torrance, CA 90505
Borrower Telephone No.:

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U.S. BANK                                                             1105510939

                                ADDENDUM TO NOTE

     This Addendum is made part of the Installment or Single Payment Note dated as of the date of this Addendum (the "NOTE") by the undersigned borrower (the "BORROWER") in favor of U. S. BANK N.A. (the "BANK") in the original principal amount of $ 1,000,000.00. The warranties, covenants and other terms described below are hereby added to the Note.

          INCORPORATION OF LOAN AGREEMENT. Borrower and Bank entered into a loan agreement dated MARCH 23, 2000 (as amended, extended, or restated from time to time, the "LOAN AGREEMENT") which Loan Agreement remains in full force and effect and is incorporated in its entirety herein by reference as though fully set forth herein. The warranties, covenants and other obligations of Borrower (and the rights and remedies of Bank) that are outlined in the Note and the Loan Agreement are intended to supplement each other. In the event of any inconsistencies in any of the terms of the Note and the Loan Agreement, all terms will be cumulative so as to give Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between the Note and the Loan Agreement, the terms of the Note shall control as to the loan covered by the Note and the terms of the Loan Agreement shall control as to the loans specifically covered by the Loan Agreement. The provisions of the Loan Agreement shall continue in full force and effect with respect to the Note notwithstanding termination of the Loan Agreement subsequent to the date hereof unless the documentation terminating the Loan Agreement expressly states that the representations, warranties and covenants of the Borrower as set forth in the Loan Agreement no longer apply to the Note. The Note is in addition to any notes referred to in the Loan Agreement.



Dated as of January 18, 2007

(Individual Borrower)          Hi-Shear Technology Corporation
                               Borrower Name (Organization)

Borrower Name   n/a            a Delaware Corporation

                               By:  /s/ George W. Trahan
Borrower Name   n/a            Name and Title: George W. Trahan, President/CEO

                               By:  /s/ Gregory J. Smith
                               Name and Title: Greorgy J. Smith, VP Finance/CFO

U.S. BANK                                                             1105510939

                               INTEREST RATE RIDER

This Rider is made part of the Installment or Single Payment and Note (the "NOTE") in the original amount of $1,000,000.00 by the undersigned borrower (the "BORROWER") in favor of U. S. BANK N. A. (the BANK") as of the date identified below. The following interest rate description is hereby added to the Note:

Interest Rate Options. Interest on each advance hereunder shall accrue at one of the following per annum rates selected by the Borrower ("n/a" indicates rate option is not available, but Prime Rate Loan option must always be selected) (i) upon notice to the Bank, -0.250% plus the prime rate announced by the Bank from time to time, as and when such rate changes (a "Prime Rate Loan"); (ii) upon a minimum of two New York Banking Days prior notice. 2.000%, plus the 1, 2, 3, 6 or 12 month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a "LIBOR Rate Loan"); or (iii) upon notice to the Bank, n/a % plus the rate, determined solely by the Bank, at which the Bank would be able to borrow funds of comparable amounts in the Money Markets for a 1, 2, 3, 6 or 12 month period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a "Money Market Rate Loan"). The term "New York Banking Day" means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. The term "Money Markets" refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others. No LIBOR Rate Loan or Money Market Rate Loan may extend beyond the maturity of this Note. In any event, if the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan should happen to extend beyond the maturity of this Note, such loan must be prepaid at the time this Note matures. If a LIBOR Rate Loan or Money Market Rate Loan is prepaid prior to the end of the Loan Period for such loan, whether voluntarily or because prepayment is required due to the Note maturing or due to acceleration of this Note upon default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term "Loan Period" means the period commencing on the advance date of the applicable LIBOR Rate Loan or Money Market Rate Loan and ending on the numerically corresponding day 1, 2, 3, 6 or 12 months thereafter matching the interest rate term selected by the Borrower; provided, however, (a) if any Loan Period would otherwise end on a day which is not a New York Banking Day, then the Loan Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Loan Period shall end on the immediately preceding New York Banking Day; or (b) if any Loan Period begins on the last New York Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Loan Period), then the Loan Period shall end on the last New York Banking Day of the calendar month at the end of such Loan Period. The term "Interest Differential" shall mean that sum equal to the greater of zero or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Loan or Money Market Rate
Loan) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan or Money Market Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan.

In the event the Borrower does not timely select another interest rate option at least two New York Banking Days before the end of the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan, the Bank may at any time after the end of the Loan Period convert the LIBOR Rate Loan or Money Market Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the LIBOR Rate Loan or Money Market Rate Loan shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Rate Loan or Money Market Rate Loan prior to the end of the Loan Period.

The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR Rate Loan, and each Money Market Rate Loan shall be in a minimum principal amount of $100,000.

Dated as of January 18, 2007

(Individual Borrower)           Hi-Shear Technology Corporation
                                Borrower Name (Organization)

Borrower Name  n/a              a Delaware Corporation

                                By: /s/ George W. Trahan
Borrower Name  n/a              Name and Title: George W. Trahan, President/CEO

                                By: /s/ Gregory J. Smith
                                Name and Title: Gregory J. Smith, VP Finance/CFO

U.S. BANK                                                             1105510939

                     CALIFORNIA JUDICIAL REFERENCE AGREEMENT

This California Judicial Reference Agreement ("AGREEMENT") is entered into in connection with any existing financing (other than consumer purpose financing) ("FINANCING") provided by U.S. BANK N.A. ("BANK") to Hi-Shear Technoloqy Corporation ("BORROWER") evidenced, secured and/or supported by one or more promissory notes, loan agreements, security agreements, mortgages/deeds of trust, guaranties and/or other documents signed by the undersigned parties (said promissory note and such other agreements, together with amendments, modifications, substitutions and replacements thereto, are hereinafter referred to as the "LOAN DOCUMENTS").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto (collectively, the "PARTIES") agree as follows:

1. Any and all disputes, claims and controversies arising out of the Loan Documents or the transactions contemplated thereby (including, but not limited to, actions arising in contract or tort and any claims by a Party against Bank related in any way to the Financing) (individually, a "DISPUTE") that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Agreement in lieu of the jury trial waivers otherwise provided in the Loan Documents.
2. Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure Sections 638 et seq.
3. The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least ten (10) years' experience practicing commercial law. The Parties shall not seek to appoint a referee that may be disqualified pursuant to California Code of Civil Procedure Section 641 or 641.2 without the prior written consent of all Parties.
4. If the Parties are unable to agree upon a referee within ten (10) calendar days after one Party serves a written notice of intent for judicial reference upon the other Party or Parties, then the referee will be selected by the court in accordance with California Code of Civil Procedure
     Section 640(b).
5. The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the California Code of Civil Procedure, the Rules of Court, and California Evidence Code, except as otherwise specifically agreed by the parties and approved by the referee. The referee's statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.
6. Nothing in this Agreement shall be deemed to apply to or limit the right of Bank (a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) to obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) to pursue rights against a Party in a third-party proceeding in any action brought against Bank (including actions in bankruptcy court). Bank may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during or after the pendency of any judicial reference proceeding. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Party, including, but not limited to, the claimant in any such action, to require submission to judicial reference the merits of the Dispute occasioning resort to such remedies. No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any of Dispute.
7. If a Dispute includes multiple claims, some of which are found not subject to this Agreement, the Parties shall stay the proceedings of the Disputes or part or parts thereof not subject to this Agreement until all other Disputes or parts thereof are resolved in accordance with this Agreement. If there are Disputes by or against multiple parties, some of which are not subject to this Agreement, the Parties shall sever the Disputes subject to this Agreement and resolve them in accordance with this Agreement.

8. During the pendency of any Dispute which is submitted to judicial reference in accordance with this Agreement, each of the Parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Agreement. The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the Referee.
9. In the event of any challenge to the legality or enforceability of this Agreement, the prevailing Party shall be entitled to recover the costs and expenses from the non-prevailing Party, including reasonable attorneys' fees, incurred by it in connection therewith.
10. THIS AGREEMENT CONSTITUTES A "REFERENCE AGREEMENT" BETWEEN OR AMONG THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638.


Dated as of: JANUARY 18, 2007
Agreed to:
        U.S. BANK N.A.
        (Bank)

By:               /s/ David Clarke
                  David Clarke
Name and Title:   Vice President

                               Hi-Shear Technology Corporation
(Individual)                   Name (Organization)

                               a Delaware Corporation
Printed Name:

(Individual)                   By: /s/ George W. Trahan
                               Name and Title:  George W. Trahan, President/CEO
Printed Name:

(Individual)                   By: /s/ Gregory J. Smith
                               Name and Title:  Gregory J. Smith, VP Finance/CEO
Printed Name:

(Individual)                   By:
                               Name and Title:
Printed Name:

(Individual)                   By:
                               Name and Title:
Printed Name:

(Individual)                   By:
                               Name and Title:
Printed Name:

(Individual)                   By:
                               Name and Title:
Printed Name:

(Individual)

Printed Name: